EXHIBIT 21.1
                        PEOPLES TELEPHONE COMPANY, INC.
                                  SUBSIDIARIES

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                                                                                                    STATE OF
NAME                                                                                             INCORPORATION
- ----                                                                                             -------------

Campus Telephone Services, Inc. (DBA Telink, Inc.)............................................   Texas

PTC Cellular, Inc.............................................................................   Delaware

Silverado Communications, Inc.................................................................   Colorado

Southwest Inmate Pay Telephone Systems, Inc...................................................   Texas

PTC Global Link, Inc..........................................................................   Florida

Global Access, Ltd............................................................................   Delaware

Telink, Inc...................................................................................   Texas

Telink Telephone System, Inc..................................................................   Georgia

Peoples Acquisition Corporation...............................................................   Pennsylvania

Peoples Telephone Company, Inc. (New Hampshire)...............................................   New Hampshire

PTC Security Systems, Inc.....................................................................   Florida
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